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                                                                    EXHIBIT (tt)

                               FIRST AMENDMENT TO
                           INFORMATION RESOURCES, INC.
               AMENDED AND RESTATED 401(k) RETIREMENT SAVINGS PLAN
                         (AMENDED AS OF AUGUST 17, 2000)

     First Amendment to the Information Resources, Inc. Amended and Restated

401(k) Retirement Savings Plan (amended as of August 17, 2000) (hereinafter the

"Plan"), is made by Information Resources, Inc., an Illinois corporation

(hereinafter the "Company"), effective as of November 13th 2002, except as otherwise specified herein, to read as follows:

1.   Section 1.9 is amended by the addition of the following paragraph:

     For Plan Years beginning on and after January 1, 2001, "Compensation" shall include elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4).

2.   Section 5.4 is hereby amended by the addition of the following paragraph:

     Notwithstanding anything in the Plan to the contrary, effective with respect to Limitation Years beginning after 1999, the provisions of Code
     Section 415(e) as in effect prior to the enactment of the Small Business Job Protection Act of 1996 are hereby deleted.

3. Section 8.9 of the Plan is amended by the addition of the following paragraph:

     The determination of whether the $5,000 (or, if applicable, $3,500) threshold has been exceeded is generally based on the value of the vested benefit as of the Valuation Date preceding the date of the distribution. With respect to any distributions made on or after October 17, 2000, the "lookback rule" will not apply.

4.   Section 8.10(a) is replaced in its entirety with the following provision:

     (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of

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     any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and for distributions occurring on or after January 1, 2000, any hardship distribution as defined in Code Section 401(k)(2)(B)(i)(IV), which is attributable to the Participant's elective contributions under Treasury Regulation Section 1.401(k)-1(d)(2)(ii).

     IN WITNESS WHEREOF, Information Resources, Inc. has caused this First

Amendment to be executed by its Chief Executive Officer thereunto duly authorized as of this 13th day of November 2002.



                                          INFORMATION RESOURCES, INC.



                                          By ___________________________________
                                                Its Chief Executive Officer

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